QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Time Warner Telecom Inc. for the registration of its debt securities, guarantees of its debt securities, shares of its preferred stock, shares of its Class A and Class B common stock and its warrants and to the incorporation by reference therein of our reports dated March 16, 2006, with respect to the consolidated financial statements and schedule of Time Warner Telecom Inc., Time Warner Telecom Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Time Warner Telecom Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
March 16, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm